DPR Construction, Inc.
                                                    DPR Job No.: 09-96001-00
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

BONDS REQUIRED:
YES   X
NO
   --------

                            STANDARD SUBCONTRACT

      This Agreement is made at Henrico Co., VA this 13th day of January, 1997, between:

CONTRACTOR:       DPR CONSTRUCTION, INC.
                  ---------------------
                  6061 Elko Tract Road
                  --------------------
                  Sandston, VA 23150
                  ------------------

and

SUBCONTRACTOR:    Stamie E. Lyttle Co.
                  -------------------
                  P.O. Box 24205
                  --------------
                  Richmond, VA 23224
                  ------------------

On or about the 9th day of September, 1996 Contractor entered into a prime contract with:

OWNER:            White Oak Semiconductor
                  -----------------------
                  6061 Elko Tract Road
                  --------------------
                  Sandston, VA 23150
                  ------------------

to perform the following work:

      Construction Management services to construct the White Oak
Semiconductor Initial Phase.

Said work is to be performed in accordance with the prime contract by and between White Oak Semiconductor and DPR Construction, Inc., copy available upon request, and the plans and specifications. Said plans and specifications have been prepared by:

ARCHITECT:        Industrial Design Corporation
                  -----------------------------
                  2020 SW Fourth Avenue
                  ---------------------
                  PORTLAND, OR 97201
                  ------------------

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

SECTION 1.  ENTIRE CONTRACT
            ---------------

      The phrase "Contract Documents" is defined to mean and include:

      See Attachment I dated, for a list of Contract Documents which is attached hereto and made a part hereof.

      Subcontractor certifies that it is fully familiar with all of the terms of the Contract Documents, the location of the job site, and the conditions under which the work is to be performed and that it enters into this Agreement based upon its investigation of all such matters and is not relying on any opinions or representations of Contractor. This Agreement represents the entire agreement. The Contract Documents are incorporated in this Agreement by reference, and Subcontractor and its subcontractors will be and are bound by the Contract Documents insofar as they relate in any way, directly or indirectly, to the work covered by this Agreement. Subcontractor agrees to be bound to Contractor in the same manner and to the same extent as Contractor is bound to Owner under the Contract Documents, to the extent of the work provided for in this Agreement, and that where, in the Contract Documents reference is made to Contractor, and the work or specifications therein pertains to Subcontractor's trade, craft, or type of work, then such work or specification shall be interpreted to apply to Subcontractor instead of Contractor.

SECTION 2.  SCOPE
            -----

      Except as otherwise expressly provided herein. Subcontractor shall supply all labor, supervision, tools, equipment, installed and consumable materials, services, testing devices and warehousing and each and every item of expense necessary for the supply, fabrication, handling, hauling, unloading and receiving, installation, construction, assembly, testing (excluding soils and concrete testing), evaluation, and quality assurance including as-built drawings of the Underground Mechanical Utilities as identified in the Drawings, Specifications and Amendment A.

      In the event of any dispute between Contractor and Subcontractor over the scope of Subcontractors work under the Contract Documents, Subcontractor will not stop work but will prosecute the work diligently to completion, the dispute to be submitted for resolution in accordance with Section 17 below.

SECTION 3.  CONTRACT PRICE
            --------------

      Contractor agrees to pay Subcontractor for the strict performance of its work, the TOTAL LUMP SUM of: ONE MILLION SEVEN HUNDRED NINETY-EIGHT THOUSAND DOLLARS AND NO CENTS ($ 1,798,000.00) which includes the dual obligee: payment and performance bond, subject to additions and deductions for changes in the work as may be directed in writing by Contractor, and to make payment in accordance with the Payment Schedule, Section 4.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

      See SECTION 26 for continuation of CONTRACT PRICE.

SECTION 4.  PAYMENT SCHEDULE
            ----------------

      Contractor agrees to pay to Subcontractor, in monthly progress payments, Ninety Percent of all engineering and detailing completed during the period and, materials fabricated and delivered to the construction site; and, Ninety Percent of all labor expended for materials which have been placed in position or erected, with funds received by Contractor from Owner for work performed by Subcontractor as reflected in Contractor's applications for payment. The balance of any payments due shall he considered retention. Retention shall be the ten percent of all payment applications processed. Monthly progress payments shall be made ten (10) days after receipt of payment from the Owner by Contractor. Final payment to Subcontractor shall be made ten
      (10) days after the entire work required by the Subcontract has been fully completed in conformity with the Contract Documents and has been delivered to and accepted by Owner, Architect, and Contractor, with funds received by Contractor from Owner in final payment for work under the prime contract. Neither monthly progress payments not final payment shall be due and payable to the subcontractor until and unless the corresponding funds are received by Contractor from the Owner. The Owner's payment to the Contractor is a condition precedent to the Contractor's duty to make corresponding payments to Subcontractor. Subcontractor agrees to furnish, if and when required by Contractor, payroll affidavits, receipts, vouchers, releases of claims for material, and from its subcontractors performing work or finishing materials under this Agreement, all in a form satisfactory to Contractor, and it is agreed that no payment hereunder shall be made, except at Contractor's option, until and unless such documents have been furnished. Contractor, at its option, may make any payment due hereunder by check made payable jointly to Subcontractor and any of its subcontractors, suppliers and materialmen who have performed work or furnished materials under this Agreement. Any payment made hereunder prior to completion and acceptance of the work, as referred to above, shall not be construed as evidence of acceptance or acknowledgment of completion of any part of any Subcontractor's work.

      See SECTION 26 for continuation of PAYMENT SCHEDULE.

SECTION 5.  TIME
            ----

      Time is of the essence of this Agreement. Subcontractor shall provide Contractor with scheduling information and a proposed schedule for performance of its work in a form acceptable to Contractor. Subcontractor shall conform to Contractor's progress schedule and all revisions or changes made thereto. Subcontractor shall prosecute its work in a prompt and diligent manner in accordance with Contractor's progress schedule, without delaying or hindering Contractor's work or the work of other contractors or subcontractors. Subcontractor shall coordinate the work covered by this Agreement with that of all other contractors, subcontractors, and of the Contractor, in a manner that

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

      will facilitate the efficient completion of the entire work. In the event Subcontractor fails to maintain its part of the Contractor's schedule, it shall, without additional compensation, accelerate the work as Contractor may direct until Subcontractor's work is in accordance with such schedule. Contractor shall have complete control of the premises on which the work is to be performed and shall have the right to decide the time and order in which various portions of the work shall be installed and the relative priority of the work of Subcontractor and other subcontractors, and, in general, all other matters pertaining to the timely and orderly conduct of the work of Subcontractor on the premises. Should Subcontractor be delayed in the prosecution or completion of the work by the act, neglect or default of Owner, Architect or Contractor; or should Subcontractor be delayed waiting for materials, if required by this Contract to be furnished by Owner or Contractor; or by damage caused by fire or other casualty for which Subcontractor is not responsible; or by the combined action of the workmen, in no way caused by or resulting from fault or collusion on the part of Subcontractor; or in the event of a lock-out by Contractor; then the time herein fixed for the completion of the work shall be extended by the number of days that Subcontractor has thus been delayed. But no allowance or extension shall be made unless a claim therefor is presented in writing to Contractor within 48 hours of the commencement of such delay, and under no circumstances shall the time of completion be extended to a date which will prevent Contractor from completing the entire project within the time allowed Contractor by Owner for such completion.

      No claims for additional compensation or damages for delays, whether caused in whole or in part by any conduct on the part of Contractor, including, but not limited to, conduct amounting to a breach of this Agreement, or delays by other subcontractors or Owner shall be recoverable from Contractor, and the above-mentioned extension of time for completion shall be the sole remedy of Subcontractor; provided, however that in the event Contractor obtains additional compensation from Owner on account of such delays, and in the event Subcontractor shall have satisfied all subcontract and contract requirements with respect to timely notification and assertion of claims and with respect to cooperation with Contractor in the prosecution therewith, Subcontractor shall be entitled to such portion of the additional compensation so received by Contractor from Owner as is deemed by the Contractor to be equitable under all of the existing and applicable circumstances. In no event shall compensation to Subcontractor for delay damages exceed that which Contractor receives from Owner on Subcontractor's behalf. In the event that Contractor prosecutes a claim against Owner for additional compensation for any delay, Subcontractor shall cooperate fully with Contractor in the prosecution thereof and shall pay costs and expenses incurred in connection therewith, including actual attorneys' fees, to the extent that said claim is made by Contractor at the request of Subcontractor.

      Subcontractor shall prepare and obtain approval as required by the Contract Documents for all shop drawings details, samples, and do all other things necessary and incidental to the prosecution of its work in conformance with Contractor's progress schedule.

      See SECTION 26 for additional TIME provisions.
                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

SECTION 6.  CHANGES IN THE WORK
            -------------------

      Subcontractor shall make any and all changes in the work described in the Contract Documents and this Agreement as directed by Contractor in writing. Such change or written direction shall not invalidate this Agreement.

      If necessary, the contract price stated in Section 3 and the time for Subcontractor's performance shall be adjusted by appropriate additions or deductions mutually agreed upon before Subcontractor performs the changed work. Subcontractor shall supply Contractor with all documentation necessary to substantiate the amount of the addition to or deduction from the price or time. If Contractor and Subcontractor cannot agree on the amount of the addition or deletion. Subcontractor shall nonetheless timely perform the work as changed by Contractor's written direction. Once Subcontractor receives Contractor's written direction, Subcontractor is solely responsible for timely performance of the work as changed by the written direction. In any event, Subcontractor's compensation for changes in the work shall be limited to that which Contractor receives from Owner on Subcontractor's behalf.

      Payment for changed work shall be made in accordance with Section 4.

      Subcontractor shall not make any changes in the work described in
      Section 2 or in any way cause or allow that work to deviate from the Contract Documents without written direction from Contractor. If Subcontractor makes any changes in the work described in Section 2 without written direction from Contractor, such change constitutes an agreement by Subcontractor that it will not be paid for that changed work, even if it received verbal direction from Contractor or any form of direction, written or otherwise, from Owner or any other person or entity. In addition, Subcontractor shall be liable for any and all losses, costs, expenses, damages, and liability of any nature whatsoever associated with or in any way arising out of any such change it makes without written direction from Contractor.

      If a dispute arises between Contractor and Subcontractor about whether particular work is a change in the work described in Section 2, Subcontractor shall timely perform the disputed work and may give written notice of a claim for additional compensation for that work. Such written notice of claim must be given within ten (10) days after such work is performed. Subcontractor's failure to give written notice within the ten (10) days constitutes an agreement by it that it will not be paid for the disputed work.

      No change, alteration, or modification to or deviation from this Agreement, the Contract Documents, prime contract, plans, or specifications, whether made in the manner provided in this provision or not, shall release or exonerate, in whole or in part, any bond or any surety on any bond given in connection with this Agreement, and no notice is required to be given to such surety of any such change, alteration, modification, or deviation.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

SECTION 7.  DAMAGES CAUSED BY DELAYS OF SUBCONTRACTOR
            -----------------------------------------

      If Subcontractor should default in performance of the work described in
      Section 2 or should otherwise commit any act which causes delay to the prime contract work, Subcontractor shall be liable for all losses, costs, expenses, liabilities and damages, including consequential damages and liquidated damages, sustained by Contractor, or for which Contractor may be liable to Owner or any other party because of Subcontractor's default.

SECTION 8.  BONDING OF SUBCONTRACTOR
            ------------------------

      Concurrently with the execution of this Agreement, Subcontractor shall, if required by Contractor, execute a labor and material bond and performance bond, in an amount equal to one hundred percent (100%) of the Contract Price. Said bonds shall be executed by a corporate surety acceptable to Contractor and shall be in a form satisfactory to Contractor. Contractor shall pay the premium on said bonds unless otherwise provided herein or in the Contract Documents.

SECTION 9.  LIENS
            -----

      In case suit is brought on any claim or liens for labor performed or material used on or furnished to the project, Subcontractor shall pay and satisfy any such lien or judgment as may be established by the decision of the court in said suit Subcontractor agrees within ten (10) days after written demand to cause the effect of any such suit or lien to be removed from the premises, and in the event Subcontractor shall fail so to do. Contractor is authorized to use whatever means in its discretion it may deem appropriate to cause said lien or suit to be removed or dismissed and the cost thereof, together with actual attorneys' fees, shall be immediately due and payable to Contractor by Subcontractor. Subcontractor may litigate any such lien or suit provided it causes the effect thereof to be removed, promptly in advance, from the premises, and shall further do such things as may be necessary to cause Owner not to withhold any monies due to Contractor from Owner by reason of such liens or suits.

      It is understood and agreed that the full and faithful performance of this Agreement on the part of Subcontractor including the payment of any obligations due from Subcontractor to Contractor, and any amounts due to labor or materialmen finishing labor or material for said work) is a condition precedent to Subcontractor's right to receive payment for the work performed, and any monies paid by Contractor to Subcontractor under the terms of this Agreement shall be impressed with a trust in favor of labor and materialmen furnishing labor and material to Subcontractor on the work herein subcontracted.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

SECTION 10. PROVISIONS FOR INSPECTION
            -------------------------

      Subcontractor shall at all times furnish to Contractor and its representatives safe and ample facilities for inspecting materials at the site of construction, shops, factories or any place of business of Subcontractor and its subcontractors and materialman where materials under this Agreement may be in course of preparation, process, manufacture or treatment. Subcontractor shall furnish to Contractor as often as required by Contractor, full reports of the progress of the work at any place where materials under this Agreement may be in the course of preparation or manufacture. Such reports shall show the progress of such preparation and manufacture in such details as may be required by Contractor, including, but not limited to, any plans, drawings or diagrams in the course of preparation.

SECTION 11. MATERIALS AND WORK FURNISHED BY OTHERS
            ---------------------------------------

      In the event the scope of work includes installation of materials or equipment furnished by others or work to be performed in areas to be constructed or prepared by others, it shall be the responsibility of Subcontractor to examine and accept, at the time of delivery or first access, the items so provided and thereupon handle, store and install the items with such skill and care as to insure a satisfactory completion of the work. Use of such items or commencement of work by Subcontractor in such areas shall be deemed to constitute acceptance thereof by Subcontractor. Loss or damage due to acts of Subcontractor shall be charged to the account of Subcontractor and deducted from monies otherwise due under this Agreement.

SECTION 12. PROTECTION OF WORK
            ------------------

      Subcontractor shall effectually secure and protect the work done hereunder and assume all responsibility for the condition thereof until full acceptance by Architect, Owner and Contractor. Subcontractor further agrees to provide such protection as is necessary to protect the work and the workmen of Contractor, Owner and other subcontractors from its operations.

      Subcontractor shall be liable for any loss or damage to any work in place or to any equipment and materials on the job site caused by it or its agents, employees or guests.

SECTION 13.  LABOR RELATIONS

13.1 Subcontractor shall keep a representative at the job site during all times when Subcontractor's work is in progress, and such representative shall be authorized to represent Subcontractor as to all phases of the work. Prior to commencement of the work, Subcontractor shall notify Contractor who Subcontractor's representative is to be, and in the event of any change of representative Subcontractor shall notify Contractor who the new representative is to be prior to such change becoming effective.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

      Should there be picketing on Contractor's job site, and Contractor establishes a reserved gate for Subcontractor's purpose, it shall be the obligation of Subcontractor to continue the proper performance of its work without interruption or delay.

13.2 Subcontractor shall comply with all equal employment opportunity and affirmative action requirements promulgated by any "governmental authority", including, without limitation, the requirements of the Civil Rights Act of 1964.

13.3 Subcontractor shall comply with and agrees to be bound by all applicable Federal, State and local laws and regulations covering the work. Upon request, Subcontractor agrees to submit certified payroll reports to Contractor no later than three (3) working days after labor has been paid.

SECTION 14. RECOURSE BY CONTRACTOR
            ----------------------

14.1   Failure of Performance

14.1.1 Notice to Cure. If Subcontractor at any time refuses or neglects to supply enough properly skilled workers and proper materials, or fails to properly and diligently prosecute the work covered by this Agreement, or fails to make prompt payment to its workers, sub-subcontractors or suppliers, or becomes delinquent with respect to contributions or payments required to be made to any health and welfare, pension, vacation, apprenticeship or other employee benefit program or trust, or is otherwise guilty of a material breach of a provision of this Agreement, and fails within forty-eight (48) hours after receipt of written notice to commence and continue satisfactory correction of such default with diligence and promptness, then Contractor, without prejudice to any debts or remedies, shall have the right to any or all of the following remedies:

       (a) supply such number of workers and quantity of materials, equipment and other facilities as Contractor deems necessary for the completion of Subcontractor's work, or any part thereof which Subcontractor has failed to complete or perform, and charge the cost thereof to Subcontractor, who shall be liable for the payment of same including reasonable overhead, profit and actual attorneys' fees incurred as a result of Subcontractor's failure of performance;

       (b) contract with one or more additional contractors to perform such part of Subcontractor's work as Contractor shall determine will provide the most expeditious completion of the total work and charge the cost thereof to Subcontractor; and

       (c) withhold payment of any monies due Subcontractor pending corrective action to the extent required by and to the satisfaction of Contractor.

       In the event of an emergency affecting the safety of persons or property. Contractor may proceed as above without notice.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

14.1.2 Termination for Default. If Subcontractor fails to commence and satisfactorily continue correction of a default within forty-eight
       (48) hours after receipt by Subcontractor of the notice issued under
       Section 14.1.1., then Contractor may terminate Subcontractor's right to perform under this Agreement and use any materials, implements, equipment, appliances or tools furnished by or belonging to Subcontractor to complete Subcontractor's work without any further compensation to Subcontractor for such use. Contractor also may furnish those materials and equipment, and/or employ such workers or subcontractors as Contractor deems necessary to maintain the orderly progress of the work.

       In such case. Subcontractor shall be entitled to no further payment until the balance of Subcontractor's work has been completed. At that time, all of the costs incurred by Contractor in performing Subcontractor's work, including a markup of fifteen percent (15%) for overhead and profit on such expenses, plus actual attorneys' fees as provided above, shall be deducted from any monies due or to become due Subcontractor. Subcontractor shall be liable for the payment of any amount by which such expenses may exceed the unpaid balance of the Contract Price.

14.1.3 Termination for Convenience. Contractor may at any time and for any reason terminate Subcontractor's services and work at Contractor's convenience. Cancellation shall be by service of written notice to Subcontractor's place of business.

       Upon receipt of such notice, Subcontractor shall, unless the notice directs otherwise, immediately discontinue the work and placing of orders for materials, facilities and supplies in connection with the performance of this Agreement, and shall, if requested, make every reasonable effort to procure cancellation of all existing orders or contracts upon terms satisfactory to Contractor or at the option of Contractor, give Contractor the right to assume those obligations directly, including all benefits to be derived therefrom. Subcontractor shall thereafter do only such work as may be necessary to preserve and protect the work already in progress and to protect material and equipment on the job site or in transit thereto.

       Upon such termination, Subcontractor shall be compensated only as follows, subject to deduction for previous payments: (1) for the actual cost of the work completed in conformity with this Agreement and having been approved by Contractor as having been made or incurred in performing under this subcontract; and, (2) such other costs actually included by Subcontractor as are permitted by the prime contract and approved by Owner in settling or discharging outstanding commitments entered into by Subcontractor in performing under this Subcontract; and (3) profit, insofar as a profit is actually realized hereunder, and in an amount equal to the profit on the entire Subcontract estimated, based on actual cost performance, at the time of termination, multiplied by the percentage of completion of the work. In no event, however, will the compensation to Subcontractor exceed the total Subcontract price less payments previously made and

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

       less the contract price of work not terminated. Subcontractor shall not be entitled to any claim or claim of lien against Contractor or Owner for any additional compensation or damages in the event of such termination and payment.

14.1.4 Grounds for Withholding Payment. Contractor may withhold, or on account of subsequently discovered evidence, nullify the whole or part of any payment to the extent necessary to protect Contractor from loss, including costs and attorneys' fees, on account of (1) defective work not remedied; (2) claims filed or reasonable evidence indicating probable filing of claim; (3) failure of Subcontractor to make payments properly to its subcontractors or for material, labor or fringe benefits; (4) a reasonable doubt that this Agreement can be completed for the balance then unpaid; (5) damage to another subcontractor; (6) penalties assessed against Contractor or Subcontractor for failure of Subcontractor to comply with State, Federal or local laws and regulations; or (7) any other ground for withholding payment allowed by State or Federal law, or as otherwise provided in this Agreement. When the above matters are rectified, such amounts as then due and owing shall be paid or credited to Subcontractor.

14.2   Bankruptcy

14.2.1 Termination Absent Cure. Upon the appointment of a receiver for Subcontractor or upon Subcontractor making an assignment for the benefit of creditors or if Subcontractor seeks protection under the Bankruptcy Code or commits any other act of insolvency, Contractor may terminate this Agreement upon giving forty-eight (48) hours written notice, by certified mail, to Subcontractor and its surety, if any.
       If an order for relief is entered under the Bankruptcy Code with respect to Subcontractor, Contractor may terminate this Agreement by giving forty-eight (48) hours written notice, by certified mail, to Subcontractor, its trustee, and its surety, if any, unless Subcontractor, the surety, or the trustee:

       (a)  promptly cures all defaults;
       (b)  provides adequate assurance of future performance;
       (c) compensates Contractor for actual pecuniary loss resulting from such defaults; and
       (d) assumes the obligations of Subcontractor within the statutory time limits.

14.2.2 Interim Remedies. If Subcontractor is not performing in accordance with the schedule of work at the time of entering an order for relief, or at any subsequent time, Contractor, while awaiting the decision of Subcontractor or its trustee to reject or to accept this Agreement and provide adequate assurance of its ability to perform hereunder, may avail itself of such remedies under this Section as are reasonably necessary to maintain the schedule of work.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

       Contractor may offset against any sums due or to become due Subcontractor all costs incurred in pursuing any of the remedies provided hereunder including, but not limited to, reasonable overhead, profit and actual attorneys' fees incurred as a result of Subcontractor's non-performance;

       Subcontractor shall be liable for the payment of any amount by which such expense may exceed the unpaid balance of the Contract Price.

SECTION 15. INDEMNIFICATION
            ---------------

15.1.1 Subcontractor's Performance. With the exception that this Section 15 shall in no event be construed to require indemnification by Subcontractor to a greater extent than permitted under the public policy of the Commonwealth of Virginia, Subcontractor shall indemnify and save harmless Owner and Contractor including their officers, agents, employees, affiliates, parents and subsidiaries, and each of them, of and from any and all claims, demands, causes of action, damages, costs, expenses, actual attorneys' fees, losses or liability, in law or in equity, of every kind and nature whatsoever ("Claims") arising out of or in connection with Subcontractor's operations to be performed under this Agreement for, but not limited to:

       (a) Personal injury, including, but not limited to, bodily injury, emotional injury, sickness or disease, or death to persons, including, but not limited to, any employees or agents of Subcontractor, Owner, Contractor or any other subcontractor and/or damage to property of anyone (including loss of use thereof), caused or alleged to be caused in whole or in part by any negligent act or omission of Subcontractor or anyone directly or indirectly employed by Subcontractor or anyone for whose acts Subcontractor may be liable regardless of whether such personal injury or damage is caused by a party indemnified hereunder.

       (b) Penalties imposed on account of the violation of any law, order, citation, rule, regulation, standard, ordinance or statute, caused by the action or inaction of Subcontractor.

       (c) Infringement of any patent rights which may be brought against the Contractor or Owner arising out of Subcontractor's Work.

       (d) Claims and liens (see Section 9) for labor performed or materials used or furnished to be used on the job, including all incidental or consequential damages resulting to Contractor or Owner from such claims or liens.

       (e) Subcontractor's failure to fulfill the covenants set forth in each subpart of Section 13, Labor Relations.

       (f) Failure of Subcontractor to comply with the provisions of Section 16.1, Casualty Insurance.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

       (g) Any violation or infraction by Subcontractor of any law, order, citation, rule, regulation, standard, ordinance or statute in any way relating to the occupational health or safety of employees, including, but not limited to, the use of Contractor's or other's equipment, hoist, elevators, or scaffolds (See Sections 16 and 20).

       The indemnification provisions of (a) through (g) above shall extend to Claims occurring after this Agreement is terminated as well as while it is in force. Such indemnity provisions apply regardless of any active and/or passive negligent act or omission of Owner or Contractor or their agents or employees. Subcontractor, however, shall not be obligated under this Agreement to indemnify Owner or Contractor for Claims arising from the sole negligence or willful misconduct of Owner or Contractor or their agents, employees or independent contractors who are directly responsible to Owner or Contractor, or for defects in design finished by such persons.

15.1.2 Subcontractor shall:

       (a) At Subcontractor's own cost, expense and risk, defend all Claims as defined in Section 15.1.1 that may be brought or instituted by third persons, including, but not limited to, governmental agencies or employees of Subcontractor, against Contractor or Owner or their agents or employees or any of them;

       (b) Pay and satisfy any judgment or decree that may be rendered against Contractor or Owner or their agents or employees, or any of them, arising out of any such Claim; and/or

       (c) Reimburse Contractor or Owner or their agents or employees for any and all legal expense incurred by any of them in connection herewith or in enforcing the indemnity granted in this Section 15.

15.2   Risk of Loss

       All work covered by this Agreement done at the site or in preparing or delivering materials or equipment, or any or all of them, to the site shall be at the risk of Subcontractor exclusively until the completed work is accepted by Contractor.

15.3   No Limitation of Liability

       The indemnities set forth in this Section 15 shall not be limited by the insurance requirements set forth in Section 16.

SECTION 16. INSURANCE
            ---------

16.1   SEE ATTACHMENT 3 for PROJECT INSURANCE REQUIREMENTS.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

16.2   Property Insurance

       Contractor and Subcontractor waive all rights against each other and against all other subcontractors and Owner for loss or damage to the extent reimbursed by Builder's Risk or any other property or equipment insurance applicable to the work, except such rights as they may have to the proceeds of such insurance. If the policies of insurance refereed to in this Section require an endorsement or consent of the insurance company to provide for continued coverage where there is a waiver of subrogation, the owners of such policies will cause them to be so endorsed or obtain such consent.

       Upon written request of Subcontractor, Contractor shall provide Subcontractor with a copy of the Builders Risk policy of insurance or any other property or equipment insurance in force for the project and procured by Contractor. Subcontractor shall satisfy himself as to the existence and extent of such insurance prior to commencement of Subcontractors work.

       If Builders Risk insurance purchased by Owner or Contractor provides coverage for Subcontractor for loss or damage to Subcontractor's work, Subcontractor shall be responsible for the insurance policy deductible amount ($10,000) applicable to damage to Subcontractor's work and/or damage to other work caused by Subcontractor.

       If not covered under the Builder's Risk policy of insurance or any other property or equipment insurance required by the Contract Documents, Subcontractor shall procure and maintain at its own expense property and equipment insurance for portions of Subcontractor's work stored off the site or in transit.

SECTION 17. CLAIMS RESOLUTION PROCEDURE
            ---------------------------

17.1   Agreement to Arbitrate

       All claims, disputes and matters in question arising out of, or relating to this Agreement or the breach thereof, except for claims which have been waived by the making or acceptance of final payment, shall be decided by the claims procedure, including any arbitration clause, specified in the prime contract between Contractor and Owner. In the absence of an agreement to arbitrate in the prime contract, no claims or disputes shall be arbitrated unless in this Agreement or mutually agreed upon in writing by Contractor, Subcontractor and Owner.

17.2   Arbitration Procedures (if applicable)

       In the event the prime contract contains an arbitration provision or if arbitration is provided for in this Agreement, the following shall apply:

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

17.2.1 Notice of Demand. Notice of the demand for arbitration shall be filed in writing with the other party to this Agreement and shall conform to the requirements of the arbitration provision set forth in the prime contract. The demand for arbitration shall be made within a reasonable time after written notice of the claim, dispute or other matter in question has been given, and in no event shall it be made after the date when institution of legal or equitable proceedings based on such claim dispute or other matter in question would be barred by the applicable statute of limitations.

17.2.2 Award. The award rendered by the arbitrator(s) shall be final and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction.

17.2.3 Work Continuation and Payment. Unless otherwise agreed in writing, Subcontractor shall carry on the work and maintain the schedule of work pending arbitration, and, if so, Contractor shall continue to make payments in accordance with this Agreement.

17.2.4 Consolidated Arbitration Proceedings. To the extent not prohibited by their contracts with others, the claims and disputes of Owner, Contractor. Subcontractor and other subcontractors involving a common question of fact or law shall be heard by the same arbitrator(s) in a single proceeding. In this event, it shall be the responsibility of Subcontractor to prepare and present Contractor's case, to the extent the proceedings are related to this Agreement. Should Contractor enter into arbitration with the Owner or others regarding matters relating to this Agreement, Subcontractor shall be bound by the result of the arbitration to the same degree as the Contractor.

17.2.5 No Limitation of Rights or Remedies. This Section shall not be deemed a limitation of any rights or remedies which Subcontractor may have under any Federal or State mechanics' lien laws or under any applicable labor and material payment bonds unless such rights or remedies are expressly waived by it.

SECTION 18. SAFETY PRACTICES
            ----------------

       Subcontractor shall comply fully with all laws, orders, citations, rules, regulations, standards and statutes with respect to occupational health and safety, the handling and storage of hazardous materials, accident prevention, safety equipment and practices including the accident prevention and safety program of Owner and Contractor. Subcontractor shall conduct inspections to determine that safe working conditions and equipment exist and accepts sole responsibility for providing a safe place to work for its employees and for employees of its subcontractors and suppliers of material and equipment, for adequacy of and required use of all safety equipment and for full compliance with the aforesaid laws, orders, citations, rules, regulations, standards and statutes.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

       Immediately upon execution of the Subcontract, in accordance with GISO 5194, Subcontractor is required to submit Material Safety Data Sheets
       (MSDS) to DPR Construction, Inc. for all materials to be utilized in the execution of, or incorporated into this scope of work.

SECTION 19. WARRANTY
            --------

       Subcontractor warrants to Owner, Architect and Contractor that all materials and equipment furnished shall be new unless otherwise specified and that all work under this Agreement shall be of good quality, free from faults and defects and in conformance with the Contract Documents. All work not conforming to these requirements, including substitutions not properly approved and authorized, may be considered defective. The warranty provided in this Section 19 shall be in addition to and not in limitation of any other warranty or remedy required by law or by the Contract Documents.

SECTION 20. USE OF CONTRACTOR'S EQUIPMENT
            -----------------------------

       In the event Subcontractor shall use Contractor's equipment, materials, labor, supplies or facilities, Subcontractor shall reimburse Contractor at a predetermined rate, except as provided in
       Section 14.1.2 or as otherwise stated herein. Further, Subcontractor assumes all responsibility for physical damage to such equipment, materials, labor, supplies, or facilities used by Subcontractor or its agents, employees, or permittees. In the event that Contractor's employees are used by Subcontractor, Subcontractor shall have full responsibility for all acts or omissions of Contractor's employees with regard to Subcontractor's use or employment of them. Subcontractor accepts any and all of Contractor's equipment, materials, labor, supplies or facilities as furnished.

SECTION 21. ASSIGNMENT OF CONTRACT
            ----------------------

       Subcontractor shall not, without written consent of Contractor, assign, transfer, or sublet any portion or part of the work required by this Agreement, nor assign any payment hereunder to others.

SECTION 22. INDEPENDENT CONTRACTOR
            ----------------------

       Subcontractor is an independent contractor and shall, at its sole cost and expense, and without increase in the Contract Price, comply with all laws, rules, ordinances and regulations of all governing bodies having jurisdiction over the work; obtain all necessary permits and licenses therefor, pay all manufacturers' taxes, sales taxes, use taxes, processing taxes, and all federal and state taxes, insurance and contributions for social security and unemployment which are measured by wages, salaries, or other remuneration paid to

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

       Subcontractor's employees, whether levied under existing or subsequently enacted laws, rules or regulations. Subcontractor upon request, shall furnish evidence satisfactory to Contractor that any or all of the foregoing obligations have been fulfilled.

SECTION 23. CLEAN-UP
            --------

       At all times during the course of construction. Subcontractor shall perform its work so as to maintain the site in a clean, safe and orderly condition. Upon completion of the work under this Agreement. Subcontractor shall remove from the site all hazardous materials, temporary structures, debris and waste incident to its operation and clean all surfaces, fixtures, equipment, etc., relative to the performance of this Agreement. Subcontractor acknowledges that it is aware that this project is a "Build Clean" site and, that it will comply with all requirements of the Project Protocol for staging of cleanliness throughout its work on the site.

SECTION 24. ATTORNEYS' FEES
            ---------------

       In the event the parties become involved in litigation or arbitration with each other arising out of this Agreement or other performance thereof in which the services of an attorney or other expert are reasonably required, the prevailing party shall be fully compensated for the cost of its participation in such proceedings, including the cost incurred for attorneys' fees and experts' fees. Unless judgment goes by default, the attorneys' fee award shall not be computed in accordance with any court schedule, but shall be such as to fully reimburse all attorneys' fees actually incurred in good faith, regardless of the size of a judgment, it being the intention of the parties to fully compensate for all attorneys' fees and experts' fees paid or incurred in good faith, at hearing, trial, or on appeal.

SECTION 25. LABOR AGREEMENTS
            ----------------

       Presently, DPR Construction has no labor agreements in the Commonwealth of Virginia.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

SECTION 26. SPECIAL PROVISIONS (Including unit pricing, if applicable)
            ------------------

       SECTION 3: CONTRACT PRICE, continued:
                  --------------

       Cost Codes for the Underground Mechanical Utilities

     BLDG           WBS     UNIQUE
     CODE          CODE     ALPHA         TITLE                          $ VALUE
     ----          ----     -----         -----                          -------
       S          014020      A           Water-utility              $   222,787.00
       S          014520      B           Fire Protection            $   425,944.00
       S          015520      A           Sanitary Sewer             $   729,093.00
       S          017540      B           Irrigation Sleeving        $    65,682.00
       S             *                    Manholes                   $    91,250.00
       S             *                    Other                      $   263.244.00
                                                                     --------------
                                                        TOTAL        $ 1,798,000.00
                                                                     ==============

       * Cost codes for these items will be sent under separate cover within two weeks

       The Subcontract price shall include all taxes, (including applicable Commonwealth of Virginia sales and use, and other applicable state and local taxes), fees and similar charges.

       SECTION 4: PAYMENT SCHEDULE continued:
                  ----------------

       Attachment 4, Subcontractor Billing Package, attached hereto is made a part of this Subcontract. Additionally, DPR's billing procedures are amended as follows: DPR Construction, Inc.'s standard Billing Procedures will be used by Subcontractors for all payment applications. ADDITIONALLY, the Subcontractor is notified that all Payment Applications submitted must be accompanied by the Subcontractor's Certified Payroll and a schedule of values for the pay period covered by the payment application. The Certified Payroll must be attested to by a principal of the firm, the Subcontractor's accountant or other authorized representative. The Subcontractor is made aware that all certified payrolls are subject to audit at such frequency as may be determined by DPR. Further, the Subcontractor will be required to configure and code all schedules of values, payment requests and invoices as may be directed by DPR prior to their submittal for payment. Payment for all materials stored offsite is solely at the discretion of DPR and, if allowed, requires the execution by the Subcontractor of DPR's "Agreement for the Payment of Stored Materials/Bill of Sale & Agreement to Protect", without exception.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

       SECTION 5: TIME, continued:
                  ----

       THE SUBCONTRACT COMPLETION DATE IS:     MAY 9, 1997

       SECTION 6: CHANGES IN THE WORK, continued:
                  -------------------

       In the event of changes (additions or deletion) to the Scope of Work, the following Unit Prices shall apply. The Unit Prices below are inclusive of all costs required for the supply and installation of complete units of the specified components of the Work.

                                       Unit Rates
                                       ----------
       Description                                                  Unit           Rates
       -----------                                                  ----           -----
       Trench Excavation                                       CY* TO 5' DEEP       8.00
       Trench Excavation to Embankment (Fill)                        CY             2.00
       Unsuitable Material to Stockpile                              CY             2.00
       Offhaul Unsuitable Material (Offsite From Stockpile           CY            10.00
       Off-Site Borrow (SP, SM, GP, GM OR GC)                        CY            12.00
       Non-woven Geotextile (VDOT Sec 245-Drainage Fabric            SF              .17
       Inlet/Culvert Protection                                      EA           100.00
       Rock Excavation in Trenches W/Hoe-Ram                         CY           200.00
       Rock Excavation in Trenches - Blasting                        CY            70.00
       Backfill Trenches W/Select on-site Material & Compact         CY             2.50
       Backfill Trenches W/Off-Site Borrow & Compact                 CY            12.00
       Backfill Trenches W/Stone ( ) & Compact                      TON            10.00
       Backfill Trenches W/Stone (#57) Compaction not Req'd.        TON            12.00

       Subcontractor shall submit change order pricing in the form and format required by Contractor, and using labor, tools and equipment rates detailed in Subcontractor's Underground Mechanical utilities Proposal. Further, Subcontractor's mark ups on direct costs in change order proposals shall be limited to the following:

            Description                   Overhead    Profit
            -----------                   --------    ------
            Labor Costs                     10%          5%
            Material Costs                  10%          5%
            Purchased Equipment Costs       10%          5%
            Sub-Subcontractor Costs         10%          5%

       Overhead shall include all detailing, engineering, purchasing, shop burden, tools, equipment, trucks, trucking costs, nonproductive labor. Project Management costs (onsite and offsite) and any other indirect costs. No multipliers for any soft costs shall be allowed in calculation of the direct costs of the work.

                                                      DPR Construction, Inc.
                                                     DPR Job No.: 09-9600140
                                           Subcontract No. 09-96001-00-048-S
                                                   Cost Code: See Section 26

       SECTION 16:  INSURANCE, continued:
                    ---------

       If applicable, participation in the Owner Controlled Insurance Program by all Subcontractors will be mandatory. The OCIP Insurance Manual (Attachment 3) dated January 16, 1997, is hereby made part of this subcontract.

26.1 NOTICE TO CONTRACTOR OF LABOR DISPUTES. Whenever Subcontractor has any knowledge that any actual or potential labor dispute is delaying or threatens to delay the timely performance of this contract, Subcontractor shall immediately notice thereof including all relevant information with respect thereto, to Contractor.

       Subcontractor shall insert this clause 26.1, in its entirety, in any subcontract hereunder as to which a labor dispute may delay the timely performance of this contract, except that each subcontract shall provide that in the event its timely performance is delayed or threatened by delay by any actual or potential labor dispute, the subcontractor shall immediately notify Subcontractor of all relevant information with respect to such dispute.

SUBCONTRACTORS AND SUB-SUBCONTRACTORS ARE REQUIRED BY LAW TO BE LICENSED WITH THE STATE CORPORATION COMMISSION TO DO BUSINESS IN THE COMMONWEALTH OF VIRGINIA, AND SHALL BE LICENSED CONTRACTORS BY THE COMMONWEALTH OF VIRGINIA BOARD OF CONTRACTORS. ANY QUESTIONS CONCERNING CONTRACTORS LICENSING SHALL BE DIRECTED TO:

            Board of Contractors
            Department of Professional and Occupational Regulation 3600 West Broad Street
            Richmond, Virginia 23230-4917
            (804) 367-8500

Dated:      3/6/97                        Dated:     2/25/97
       ----------------------------            -----------------------------
CONTRACTOR DPR Construction, Inc.         SUBCONTRACTOR

By s/James E. Linden                      Bys/Coleman S. Lyttle, President
   --------------------------------         --------------------------------
            (Name)                                   (Name)

James E. Linden Area Manager              Coleman S. Lyttle, President
-----------------------------------       -----------------------------------
                                          2210 E. Belt Blvd.
       6061 Elko Tract Road               P.O. Box 24205
-----------------------------------       -----------------------------------
       Sandston, VA 23150                 Richmond, VA 23224
-----------------------------------       -----------------------------------
       (Address)                          (Address)

       2705-035043A                       2701-008430A
-----------------------------------       -----------------------------------
       (Contractor's License No.)         (Contractors License No.)